UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 16, 2003

                            Fidelity Bankshares, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                     000-29040                    65-0717085
-----------------------        ------------------          ---------------------
(State or other jurisdiction    (SEC File Number)            (I.R.S. Employer
  of incorporation)                                          Identification No.)

               205 Datura Street, West Palm Beach, Florida, 33401
               --------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (561) 803-9900


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K

Item 1.     Changes in Control of Registrant

                  Not Applicable

Item 2.     Acquisition or Disposition of Assets

                  Not applicable.

Item 3.     Bankruptcy or Receivership

                  Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant

                  Not applicable.

Item 5.     Other Events

                  Not applicable.

Item 6.     Resignations of Registrant's Directors

                  Not Applicable.

Item 7.     Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.

(b) No pro forma financial information is required.

(c) Attached as an exhibit is Fidelity Bankshares, Inc.'s (the "Company") news release announcing its March 31, 2003 earnings.

Item 8.     Change in Fiscal Year

                 Not applicable.

Item 9.     Regulation FD Disclosure - Information provided pursuant to Item 12
                  ------------------------

     The Company announced its March 31, 2003 financial results by release. The press release is included as an exhibit.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         Fidelity Bankshares, Inc.


DATE:  April 16, 2003                     By:  /s/ Vince A. Elhilow
                                              ----------------------------
                                                   Vince A. Elhilow
                                                   Chairman of the Board
                                                    and Chief Executive Officer

                                  EXHIBIT INDEX

99.1     News release dated April 16, 2003 announcing March 31, 2003 earnings.

                                                                   EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

           Fidelity Bankshares Announces Q1 Net Income of $5.1 Million
            Or $.35 Per Share. Includes $925,000 Non-Recurring Gain.
                Assets Reach $2.7 Billion. Deposits $2.1 Billion.

--------------------------------------------------------------------------------

West Palm Beach, FL, April 16, 2003 - Fidelity Bankshares, Inc. (Nasdaq: FFFL) the holding company for Fidelity Federal Bank & Trust, announced today the company's net income for the first quarter ended March 31, 2003 was $5.1 million or $.36 basic and $.35 diluted earnings per share. This compared with $4.0 million or $.26 basic and diluted earnings per share for the quarter ended March 31, 2002.

The first quarter 2003 results were impacted by the sales of $84 million of the bank's loans that produced a pre-tax profit of nearly $2.6 million. This included a non-recurring gain on a sale of $50 million of loans with a pre-tax profit of $1.5 million ($925,000 or $.06 per share after tax). The balance of $34 million represented the company's commencement of loan sales into the secondary markets. The company has initiated the loan sales program to provide additional non-operating income, reduce interest rate risk and as a capital management tool.

Compared with a net yield of 3.63% on average interest earning assets during the quarter ended December 31, 2002, the company experienced margin compression to 3.51% during the first quarter of 2003. As of March 31, 2003, the company's net yield on interest earning assets was 3.43%.

This drop in net yields had two causes. While the company was able to originate nearly $274 million in new loans for the quarter, the company sold $84 million in loans and experienced repayments of $171 million. This increased the loan portfolio by only $19 million to $1.955 billion as of March 31, 2003. In addition, new deposits, which reflected net deposit growth of $229.7 million for the quarter, were invested in short-term, temporary investments and interest earning deposits at much lower yields than retail loans, further contributing to the company's decrease in margins.

Chairman and CEO Vince Elhilow said, "Like many other community banks and thrifts, we experienced margin compression driven by mortgage refinancings from home owners seeking lower rates. But we again showed solid improvement in our balance sheet. Core deposits consisting of checking, savings and money market accounts are growing. They now comprise 64.4% of total deposits, while certificates of deposit represent 35.6%. At December 31, 2002 and March 31, 2002, core deposits made up 59.6% and 52.0%, respectively, of the company's deposits. We are continuing our aggressive core deposit expansion program. While in the short-term this could contribute to further margin compression, we expect loan prepayments to begin to subside later in the year. As this occurs, we plan to replace short-term investments and interest bearing deposits with higher yielding retail loans. We believe we are better prepared than ever to benefit from the inevitable increases in interest rates. In the meantime our bottom line has benefited from our new loan sales program."

In March, the Board of Directors approved payment of a quarterly dividend to stockholders of $.10 per share on the company's common stock. The dividend, payable to stockholders of record as of March 31, 2003, was distributed on April 15, 2003.

Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, has assets of $2.7 billion and deposits of $2.1 billion and operates in Florida through 42 offices in Palm Beach, Martin and St. Lucie counties.

An investment profile on Fidelity Bankshares may be found on the website www.hawkassociates.com/fffl/profile.htm.

For more information contact President and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900 or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383. Email: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on the website www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website: http://www.hawkassociates.com.


 Fidelity Bankshares, Inc.
 Financial  Highlights
 (Unaudited)
                                                                Three Months      Three Months           Year
                                                                    Ended             Ended              Ended
                                                                  March 31,         March 31,        December 31,
                                                                    2003              2002               2002
 FOR THE PERIOD (In Thousands)
 ------------------------------------------------------------------------------------------------------------------
 Interest income                                                       $34,831           $33,677          $137,867
 Interest expense                                                       14,046            15,865            61,768
 Net interest income                                                    20,785            17,812            76,099
 Chargeoffs                                                                 71                16               575
 Recoveries                                                                  -                 6                60
 Gain on sale of loans                                                   2,559                22                74
 Net income                                                              5,117             4,008            16,798

 PER COMMON SHARE
 ------------------------------------------------------------------------------------------------------------------
 Net income:
                     Basic EPS                                           $0.36             $0.26             $1.12
                     Diluted EPS                                          0.35              0.26              1.11
 Dividends declared                                                       0.10              0.10              0.40
 Book value                                                              11.59             11.40             11.37
 Stock price:
                     High                                                19.75             18.42             19.35
                     Low                                                 17.24             15.60             17.20
                     Close                                               18.32             18.00             17.90

 AVERAGE FOR THE PERIOD (In Thousands)
 -----------------------------------------------------------------------------------------------------------------
 Assets                                                             $2,569,884        $2,249,987        $2,349,524
 Loans receivable, net                                               1,954,221         1,614,670         1,745,639
 Mortgage-backed securities                                            211,236           227,155           193,510
 Investments                                                           204,177           247,108           229,660
 Deposits                                                            2,000,362         1,650,238         1,752,316
 Borrowed funds                                                        340,313           374,995           372,000
 Stockholders' equity                                                  170,908           179,782           177,009

 SELECTED RATIOS
 ------------------------------------------------------------------------------------------------------------------
 Return on average assets                                                0.80%             0.71%             0.71%
 Return on average equity                                               11.98%             8.92%             9.49%
 Interest rate spread on average assets for the period                   3.48%             3.32%             3.45%
 Net yield on average interest earning assets for the period             3.51%             3.41%             3.51%
 Net yield on interest earning assets at end of period                   3.43%             3.30%             3.63%
 Interest rate spread at end of period                                   3.41%             3.20%             3.60%
 Ratio of interest earning assets to interest bearing
                     liabilities at end of period                      100.81%           103.17%           101.01%
 Ratio of non performing assets to total assets                          0.22%             0.26%             0.27%
 Ratio of valuation allowances to non performing assets                150.82%           120.88%           126.21%
 Ratio of valuation allowances to loans receivable, net                  0.46%             0.44%             0.43%
 Stockholders' equity as a percentage of assets                          6.40%             7.66%             6.93%

 PERIOD END (In Thousands)
 ------------------------------------------------------------------------------------------------------------------
 Total assets                                                       $2,699,347        $2,348,840        $2,439,397
 Interest earning cash and investment securities                       160,453           305,792           166,286
 Mortgage-backed and corporate debt securities                         384,199           211,581           145,139
 Loans receivable, net                                               1,955,141         1,664,966         1,935,999
 Real estate owned and held for investment                                 726                73                 -
 Loan loss reserve                                                       9,036             7,338             8,318
 Other assets                                                           45,753            37,398            41,528
 Borrowed funds                                                        337,825           378,901           326,537
 Common shares outstanding, net of treasury shares                  14,899,818        15,790,056        14,860,327
 Stockholders' equity                                                  172,640           179,959           169,087


Certain amounts in prior year have been reclassified to conform with the March 31, 2003 presentation.


Fidelity Bankshares Inc.
Selected Unaudited Operating Data

                                                                   Three Months Ended
                                                                        March 31,
                                                           2003                        2002
                                                    ----------------------------------------------
                                                                       (In Thousands)

Selected Operating Data:
     Interest income                                            $34,831                    $33,677
     Interest expense                                            14,046                     15,865
                                                     -------------------          -----------------

     Net interest income before
          provision for loan losses                              20,785                     17,812
     Provision for loan losses                                      790                        501
                                                     -------------------          -----------------
     Net interest income after
          provision for loan losses                              19,995                     17,311
                                                     -------------------          -----------------

     Other income
          Fees on deposit accounts                                1,902                      1,618
          Fees for other banking services                         2,294                      1,831
          All other income                                        2,815                        272
                                                     -------------------          -----------------
                                                     -------------------          -----------------
                Total other income                                7,011                      3,721
                                                     -------------------          -----------------
     Operating expense
          Compensation and benefits                              11,096                      8,495
          Occupancy and equipment                                 2,388                      2,009
          All other operating expense                             5,176                      3,925
                                                     -------------------          -----------------
                Total operating expense                          18,660                     14,429
                                                     -------------------          -----------------

     Income before taxes                                          8,346                      6,603
     Provision for income taxes                                   3,229                      2,595

     Net income                                                  $5,117                     $4,008
                                                     ===================          =================

     Earnings per share:
          Basic                                                   $ .36                      $ .26
                                                     ===================          =================
                                                     ===================          =================
          Diluted                                                 $ .35                      $ .26
                                                     ===================          =================

Certain amounts in prior year have been reclassified to conform with the March 31, 2003 presentation.


Fidelity Bankshares Inc.
Selected Unaudited Financial Data




                                                          March 31,                     December 31,
                                                             2003                           2002
                                                       -------------------------------------------------
                                                                        (In Thousands)

Assets
Cash and interest earning deposits                            $ 163,130                       $ 129,666
Assets available for sale                                       435,007                         235,018
Loans:
     Residential mortgage                                     1,440,284                       1,456,483
     Commercial mortgage                                        509,137                         459,055
     Consumer                                                   148,908                         141,343
     Commercial business                                        127,630                         146,206
                                                       -----------------              ------------------
           Gross loans                                        2,225,959                       2,203,087
     Less:
           Loans in process                                     262,575                         260,382
           Deferred costs (income)                                 (793)                         (1,612)
           Allowance for loan losses                              9,036                           8,318
                                                       -----------------              ------------------
                 Loans, Net                                   1,955,141                       1,935,999
                                                       -----------------              ------------------
                                                       -----------------              ------------------
Office properties and equipment                                  68,397                          67,784
FHLB stock                                                       13,874                          12,919
REO                                                                 726                               -
All other assets                                                 63,072                          58,011
                                                       -----------------              ------------------

Total assets                                                $ 2,699,347                     $ 2,439,397
                                                       =================              ==================

Liabilities and Equity
Liabilities:
Deposits:
     Checking, savings and money
           market accounts                                  $ 1,370,738                     $ 1,130,586
     Certificates of deposit                                    757,336                         767,755
                                                       -----------------              ------------------
           Total deposits                                     2,128,074                       1,898,341
     Repurchase agreements                                       34,109                          44,416
     Borrowings from FHLB                                       274,966                         253,371
     Subordinated debentures                                     28,750                          28,750
     All other liabilities                                       60,808                          45,432
                                                       -----------------              ------------------
                                                       -----------------              ------------------
           Total liabilities                                  2,526,707                       2,270,310
                                                       -----------------              ------------------
                                                       -----------------              ------------------
     Stockholders' equity                                       172,640                         169,087
                                                       -----------------              ------------------

     Total liabilities and equity                           $ 2,699,347                     $ 2,439,397
                                                       =================              ==================


Certain amounts in prior year have been reclassified to conform with the March 31, 2003 presentation.
                                       5


Gain on Sale of Loans
For the Periods Ended December 31, 2002 & 2001

                                                                                Quarter Ended
'ACCT NBR'               'ACCT NAME'                       December 31, 2002   September 30, 2002  December 31, 2002

   374001010000 PROFIT ON SALE OF LOANS                   (74,013.40)         (67,185.90)            (6,827.50)
   374001010210 PROFIT ON SALE OF LOANS                            -                   -                     -
   490000010210 LOSS ON LOANS SOLD                                 -                   -                     -
                                                          ---------------------------------------------------------

Total                                                     (74,013.40)         (67,185.90)            (6,827.50)


-------------------------------------------------------------------------------------------------------------------

                                                                             Quarter Ended
'ACCT NBR'               'ACCT NAME'                   December 31, 2001   September 30, 2001   December 31, 2001

  374000000003 PROFIT ON SALE OF LOANS                            -                   -                     -
  374001010001 PROFIT ON SALE OF LOANS                  (295,617.76)        (268,145.82)           (27,471.94)
  490000000007 LOSS ON LOANS SOLD                                 -                   -                     -
  490000010006 LOSS ON LOANS SOLD                                 -                   -                     -
                                                        ------------------------------------------------------------

Total                                                   (295,617.76)        (268,145.82)           (27,471.94)